Exhibit 10.26
3rd AMENDMENT TO COMMERCIAL LOAN AGREEMENT
          THIS 3rd AMENDMENT dated as of February 19, 2008 is made to and a part of the Commercial Loan Agreement and Addendum thereto (me “CLA Addendum”) dated March 30, 2006 (collectively the “Loan Agreement”) by and between BROOKE CREDIT CORPORATION (“LENDER”) and SUNCOAST HOLDINGS, INC., a Delaware corporation (“SH”), BRANDYWINE INSURANCE HOLDINGS, INC., a Delaware corporation (“BIH”), and PATRIOT RISK SERVICES, INC., a Delaware corporation (“PRS”), the Amendment to Commercial Loan Agreement dated as of September 27, 2007 (“1st Amendment”) by and between Lender, SH, BIH, PRS, SUNCOAST CAPITAL, INC. (“SCI”), PATRIOT RISK MANAGEMENT, INC. (“PRM”), and PATRIOT RISK MANAGEMENT OF FLORIDA, INC. (“PRMF”) (SH, BIH, PRS, SCI, PRM and PRMF collectively referred to hereinafter as “Borrower”), and the 2nd Amendment to Commercial Loan Agreement dated as of November 16, 2007 (2nd Amendment) by and between Lender and Borrower.
          WHEREAS, SH, BIH and PRS have collectively executed the Loan Agreement and related “Loan Documents” (as defined in the Loan Agreement) dated March 30, 2006, including, but not limited to, a Commercial Promissory Note (the “Original Note”), Guaranty of Steven M. Mariano (the “Guaranty”), Commercial Security Agreement (the “First Security Agreement”), Stock Pledge Agreement (the “Pledge Agreement”), and Irrevocable Proxy together with a Consent dated August 2, 2007;
          WHEREAS, Borrower has executed the lst Amendment, the 2nd Amendment and related subsequent Loan Documents including, but not limited to, a Commercial Security Agreement (the “Second Security Agreement” together with all other loan related documents the “Loan Documents”);
          WHEREAS, Borrower and Lender have agreed to amend the Loan Documents to add language specific to Florida insurance law; and
          WHEREAS, Borrower is contemplating raising new capital by means of a public offering of common stock (the “Proposed Offering”) and in connection with the Proposed Offering desires to change SH’s name to Patriot Risk Management, Inc., change BIH’s name to Guarantee Insurance Group, Inc. and change the name of Patriot Risk Management, Inc. “PRM”) to PRS Holdings, Inc (the “Name Changes”).
FOR GOOD AND VALUABLE CONSIDERATION the sufficiency and receipt of which are acknowledged, it is agreed as follows:
The Agreement and Loan Documents are amended as follows:
1.	The Loan Agreement is hereby amended by amending and restating the following paragraph in its entirety within the Agreement as follows:
© Brooke Credit Corporation the (Illegible) Capital Corp. all rights reserved

7. COLLATERAL. As used in this Agreement, the terms “Collateral” means all of Borrower’s respective right, title and interest in, to and under all property and assets granted as collateral security for the Loan, whether real, intangible or tangible personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. Collateral shall also include, but not be limited to all of Borrower’s respective right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired:
(a) All of Borrower’s personal property (except the property of Guarantee Insurance Company (“GIC”)), whether tangible or intangible, and all of Borrower’s interest in property and fixtures (except the property of GIC), now owned or existing or hereafter acquired and wherever located, including without limitation, the following: (i) all furniture, inventory, machinery, vehicles, equipment, goods and supplies; (ii) all accounts (except the accounts of GIC), including without limitation, the Borrower’s Depository Account and the Escrow Account; (iii) all instruments, documents (including, without limitation, the customer files), policies and certificates of insurance, securities, negotiable instruments, money, chattel paper, investment property, deposits, warehouse receipts and things in action; (iv) all general intangibles and rights to payment or proceeds of any kind, including without limitation, rights to insurance premiums, dividends, distributions, proceeds and letter of credit proceeds; (v) all documents and contract rights and interests of any kind, including without limitation, the rights and interests set forth in any agency/producer agreement and insurance policy, and the rights and interests set forth in all Material Agency Agreements and in all Managing Agreements with any Insurance Entity; (vi) all intellectual property rights and similar assets, including without limitation trademark rights, service mark rights, rights to licenses and rights to names, customer lists, trade secrets, goodwill, trade names, permits and franchises, payment intangibles, computer programs, etc.; (vii) the book of business;
(b) All of SH’s right, title and interest in BH and PRM whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to SH in its capacity as the sole stockholder of BIH and PRM;
(c) All of BIH’s right, title and interest in GIC whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to BIH in its capacity as the sole stockholder of GIC. Lender acknowledges that regulatory approval from the Florida Office of Insurance Regulations (“OIR”) would be required in the unlikely event of collateral repossession, voting of shares or units, assertion of ownership of collateral, and/or transfer of ownership of collateral. Although Lender is requiring a pledge of all of the stock of GIC, in the event of collateral liquidation Lender is only entitled to liquidation proceeds necessary to repay Borrower’s principal and interest outstanding to Lender and Lender costs associated with collateral liquidation;
(d) All telephone numbers, rights to the lease of office space, post office boxes or other mailing addresses, rights to trademarks and use of trade names, rights to software licenses, and rents received by Borrower for the lease of office space;
(e) All deposit accounts, escrow accounts, disbursement accounts, accounts receivable, commission receivables, economic interest of Borrower, all chattel paper, contract rights, instruments, documents, general intangibles, inventory and goods in process of Borrower, whether now in existence or owned or hereafter coming into existence or acquired, wherever located, and all returned goods, and repossessions and replacements thereof;
(f) All commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commissions and all other revenue (collectively, “Revenue”) payable to Borrower and any assignment thereof;
(g) All “MGA Operations” being defined hereunder as Borrower’s policy administration agreements, related service fees, and any agency, producer, broker, and managing general agency agreements or similar such contracts (collectively, “Managing Agreements”) with any insurance company, reinsurance company, managing general agency, broker or other insurance supplier (collectively, “Insurance Entities”), the policies Borrower has written or placed pursuant to such agreements, the right to commissions and policy fees (new, renewal, additional or other) for any of the foregoing, and Borrower’s customer list and policy information for said customers, and with respect to all of the foregoing, whether now owned by Borrower or at any time hereafter acquired;
(h) Any property, tangible or intangible, in which Borrower grants Lender a security interest in any other Loan Document;
(i) All “Premium Finance Operations” being defined hereunder as Borrower’s or their affiliates’ existing or future premium finance business, all tangible and intangible property associated therewith, and all Revenue (less amounts due Insurance Entities) derived directly or indirectly therefrom; and

(j) All additions, attachments, parts, repairs, accessories, accessions, replacements and substitutions to or for any of the forgoing and any proceeds and products of the above-described property.
Borrower hereby grants Lender a lien on and first priority security interest in the Collateral to secure the payment and performance of the Loan and all of Borrower’s other obligations, liabilities and indebtedness to Lender, whether now incurred or at any time hereafter arising.
2.	The Stock Pledge Agreement is hereby amended to add the following new paragraph to the Stock Pledge Agreement in the appropriate numeric order:
16. Florida Regulatory Approval. Notwithstanding anything herein to the contrary, Pledgee acknowledges and agrees that Pledgee shall not be entitled to vote the Pledged Shares, assert ownership, or transfer ownership of the Pledged Shares, until it has complied with any applicable Florida laws, including without limitation filing a Form A and having it approved by the Florida Office of Insurance Regulation to the extent applicable.
3.	The Irrevocable Proxy is hereby amended to add the following new paragraph:
This Irrevocable Proxy is governed by the laws of the State of Florida, without giving effect to any conflict of laws principles therein. Notwithstanding anything herein to the contrary, the undersigned acknowledges and agrees that Appointee shall not be entitled to vote the Shares, assert ownership thereof, or transfer ownership of the Shares, until it has complied with any applicable Florida laws, including without limitation filing a Form A and having it approved by the Florida Office of Insurance Regulation to the extent applicable.
4.	The Borrower and the Lender hereby agree that, SH may change it’s name to Patriot Risk Management, Inc., BIH may change it’s name to Guarantee Insurance Group, Inc. and PRM may change it’s name to PRS Group, Inc and Borrower will execute all documents necessary to ensure Lender’s security interest continues to be perfected and maintains is priority position, including signing new UCC’s and exchanging stock certificates if necessary.

5.	Borrower hereby ratifies and adopts this 3rd Amendment and agrees that the 3rd Amendment and Loan Documents are enforceable against Borrower in accordance with the above terms.

6.	Borrower further agrees that this 3rd Amendment may be affixed to each and every Loan Document as evidence of the 3rd Amendment thereof in accordance with the above terms.

7.	Unless specifically amended hereby, all provisions, terms and conditions in the Stock Pledge Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed. Upon effectiveness of this Agreement, all references to the Stock Pledge Agreement shall be a reference to the Stock Pledge Agreement as amended hereby.

8.	This Agreement shall be construed and governed by the laws of the State of Kansas, except to the extent that the laws of a jurisdiction other than the State of Kansas are required to govern any enforcement or foreclosure action with respect to any of the Pledged Shares.

9.	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Unless specifically amended hereby, all provisions, terms and conditions shall remain as set forth in the Agreement and Loan Documents.
THIS AMENDMENT is executed on this 19th day of February, 2008.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:			LENDER:
SUNCOAST HOLDINGS, INC.			BROOKE CREDIT CORPORATION
a Delaware corporation			a Delaware corporation

By:			By:

	Name:	Steven M. Mariano		Name:	Michael S. Lowry
	Title:	President and Chief Executive Officer		Title:	President & CEO

BRANDYWINE INSURANCE HOLDINGS, INC., a Delaware corporation
By:
	Name:	Steven M. Mariano
	Title:	President and Chief Executive Officer

SUNCOAST CAPITAL, INC., a Delaware corporation
By:
	Name:	Steven M. Mariano
	Title:	President and Chief Executive Officer

PATRIOT RISK MANAGEMENT, INC., a Delaware corporation
By:
	Name:	Timothy J. Ermatinger
	Title:	Chief Executive Officer

PATRIOT RISK SERVICES, INC., a Delaware corporation
By:
	Name:	Timothy J. Ermatinger
	Title:	Chief Executive Officer

PATRIOT RISK MANAGEMENT OF FLORIDA, INC., a Delaware corporation
By:
	Name:	Timothy J. Ermatinger
	Title:	Chief Executive Officer

CONSENT OF GUARANTOR(S)
The undersigned, as guarantor of all debt and obligations of Borrower to Lender under the Guaranty, hereby acknowledges and consents to the above - referenced Amendment.

Steven M. Mariano, individually